UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2011

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

(e) At a meeting held on December 7, 2011, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) considered and approved the following compensation matters for the officers of the Company noted below.  Further disclosure regarding these and other compensation matters will be included in the Compensation Discussion and Analysis section of the Company’s 2012 Annual Proxy Statement to be filed with the Securities and Exchange Commission (“SEC”) in advance of the Company’s 2012 Annual Meeting of Stockholders, which meeting is currently scheduled to take place in May 2012.

2011 Year-End Long-Term Equity Compensation Awards.  In accordance with its previously disclosed policy and practice, on December 7, 2011, the Compensation Committee made 2011 year-end long-term equity compensation awards to certain officers of the Company.  Two different types of equity awards were granted: deferred stock units (“DSUs”) and Performance Stock Units (“PSUs”).  The terms of each of these two types of awards are summarized below.

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The DSUs granted on December 7, 2011 will vest over four years, with 25% of each award vesting on January 1, 2013, and an additional 6.25% vesting on the first day of each subsequent quarter, with full vesting on January 1, 2016.  Shares of Company common stock underlying these DSUs will be distributed to the recipients in shares of common stock on May 1, 2016, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined based on a dollar amount for each award divided by the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the trading day immediately prior to grant.

Each DSU granted on December 7, 2011 had a grant date fair value of $10.53, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.  The terms of the DSUs granted on December 7, 2011 are generally consistent with the terms of the 2010 year-end long-term equity compensation awards made to Named Executive Officers.  The foregoing description of the terms of these DSUs is qualified in its entirety by reference to the Form of Deferred Stock Unit Award Agreement attached hereto as Exhibit 10.1 (which is incorporated by reference into this Item 5.02) and the 2002 Redwood Trust, Inc. Incentive Plan (which is incorporated by reference into this Item 5.02 from the Company’s Current Report on Form 8-K, Exhibit 10.1, filed on May 19, 2010).   Without limiting the foregoing, the terms of the DSUs include, without limitation, provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Deferred Stock Unit Award Agreement and 2002 Redwood Trust, Inc. Incentive Plan, but which are not summarized above.

•
The PSUs granted on December 7, 2011 are performance-based equity awards under which the number of underlying shares of Company common stock that vest and that the recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Company common stock during the vesting period (as further described below).  Vesting of these PSUs will generally occur at the end of three years (on December 6, 2014) based on three-year total stockholder return (“TSR”), as follows:

o	If three-year TSR is negative, then 0% of the PSUs will vest;

o	If three-year TSR is 25%, then 100% of the PSUs will vest;

▪	If three-year TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;

o	If three-year TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and

▪	If three-year TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, three-year TSR is defined as the percentage by which the Per Share Price (defined below) as of December 6, 2014 has increased or decreased, as applicable, relative to the Per Share Price as of December 7, 2011 ($10.30), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends paid on a share of Company common stock during such three-year period were reinvested in Company common stock on the applicable dividend payment dates.

“Per Share Price” shall mean as of any date, the average of the closing prices of a share of Company common stock on the NYSE during the twenty (20) consecutive trading days ending on the trading day prior to such date.

Subject to vesting, shares of Company common stock underlying these PSUs will be distributed to the recipients on May 1, 2015, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan.  At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Company common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Company common stock on the applicable dividend payment dates.  Between the vesting of these PSUs and the delivery of the underlying shares of Company common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company pays a common stock dividend during that period.

Each PSU granted on December 7, 2011 had a grant date fair value of $9.83, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.  The foregoing description of the terms of these PSUs is qualified in its entirety by reference to the Form of Performance Stock Unit Award Agreement attached hereto as Exhibit 10.2 (which is incorporated by reference into this Item 5.02) and the 2002 Redwood Trust, Inc. Incentive Plan (which is incorporated by reference into this Item 5.02 from the Company’s Current Report on Form 8-K, Exhibit 10.1, filed on May 19, 2010).   Without limiting the foregoing, the terms of the PSUs include without limitation, provisions relating to forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Performance Stock Unit Award Agreement and 2002 Redwood Trust, Inc. Incentive Plan, but which are not summarized above.

The 2011 year-end long-term equity compensation awards granted on December 7, 2011 and set forth in the table below are consistent with the Compensation Committee’s prior commitment regarding performance-based equity awards granted in 2010.  That commitment provided for at least 50% of the 2010 year-end long-term equity compensation awards granted to officers who would be Named Executive Officers (“NEOs”) with respect to the 2010 annual compensation cycle to be performance-based equity awards that would vest or be delivered based on the achievement of metric-based performance targets established by the Compensation Committee at the time of grant.

In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2011 year-end long-term equity compensation awards granted on December 7, 2011 to the following officers of the Company are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
	#	Aggregate Grant Date Fair Value (1)	#	Aggregate Grant Date Fair Value (1)
Martin S. Hughes, President & Chief Executive Officer	108,055	$1,137,819	108,055	$1,062,181

Brett D. Nicholas, Chief Operating Officer, Chief Investment Officer & Executive Vice President	77,358	$814,575	77,358	$760,425

Diane L. Merdian, Chief Financial Officer	27,014	$284,455	27,014	$265,545

John H. Isbrandtsen, Managing Director	29,470	$310,314	29,470	$289,686

Fred J. Matera, Managing Director	29,470	$310,314	29,470	$289,686

(1)	Determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.

2012 Base Salaries.  In accordance with its previously disclosed policy and practice, on December 7, 2011, the Compensation Committee made determinations regarding the 2012 base salaries of certain officers of the Company.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2011 base salaries of the following officers of the Company are set forth in the table below, together with the percentage increase from their 2011 base salaries:

		% Change from
	2012 Base Salary	2011 Base Salary
Martin S. Hughes, President & Chief Executive Officer	$700,000	0%

Brett D. Nicholas, Chief Operating Officer, Chief Investment Officer & Executive Vice President	$500,000	0%

Diane L. Merdian, Chief Financial Officer	$400,000	0%

John H. Isbrandtsen, Managing Director	$400,000	0%

Fred J. Matera, Managing Director	$400,000	0%

2012 Target Annual Bonuses.  In accordance with its previously disclosed policy and practice, on December 7, 2011, the Compensation Committee made determinations regarding the 2012 target annual bonuses of certain officers of the Company.  As in past years, target annual bonuses for 2012 will continue to be weighted 75% on the achievement of overall Company financial performance and 25% on the achievement of pre-established individual goals.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2012 target annual bonuses of the following officers of the Company are set forth in the table below, together with a comparison to their target annual bonuses for 2011.

	2012 Target Annual Bonus		% Change from
	(as a % of Base Salary)	2012 Target Annual Bonus ($)	2011 Target Annual Bonus
Martin S. Hughes, President & Chief Executive Officer	175%	$1,225,000	6.1%

Brett D. Nicholas, Chief Operating Officer, Chief Investment Officer & Executive Vice President	160%	$800,000	6.7%

Diane L. Merdian, Chief Financial Officer	100%	$400,000	0.0%

John H. Isbrandtsen, Managing Director	100%	$400,000	0.0%

Fred J. Matera, Managing Director	100%	$400,000	0.0%

Subsequent Compensation Matter Determinations.  At one or more subsequent meetings of the Compensation Committee, additional determinations regarding compensation matters for executive officers and other employees of the Company will be made.  These matters will include, without limitation, determinations regarding 2011 annual Company performance bonuses, 2011 annual individual performance bonuses, and the 2012 annual company performance bonus formula.  As required by SEC regulations, determinations relating to these matters will be disclosed on Form 8-K (or Form 10-K) and/or within the Company’s 2012 Annual Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1          Form of Deferred Stock Unit Award Agreement under 2002 Incentive Plan
Exhibit 10.2          Form of Performance Stock Unit Award Agreement under 2002 Incentive Plan
Exhibit 10.3          Form of Restricted Stock Award Agreement under 2002 Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2011	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Andrew P. Stone
General Counsel & Secretary

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Form of Deferred Stock Unit Award Agreement under 2002 Incentive Plan

10.2	Form of Performance Stock Unit Award Agreement under 2002 Incentive Plan

10.3	Form of Restricted Stock Award Agreement under 2002 Incentive Plan